UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Mackinac Financial
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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130 South Cedar Street

Manistique, Michigan 49854

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, will be held on Tuesday, May 22, 2012, at 11:00 a.m. EDT, at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, for the following purposes:

1.	To elect three (3) Directors, each to hold office for a three-year term;

2.	To approve, in a non-binding, advisory vote, the Corporation’s compensation of executives, as disclosed in the accompanying proxy statement;

3.	To ratify the appointment of Plante Moran, PLLC as independent auditors for the year ending December 31, 2012;

4.	To approve the Mackinac Financial Corporation 2012 Incentive Compensation Plan, and;

5.	To transact such other business as may properly come before the annual meeting or any adjournment thereof, all in accordance with the accompanying proxy statement.

The Board of Directors of the Corporation recommends a vote for proposals 1, 2 and 4 above and for the ratification of proposal 3.

The Board of Directors has fixed April 16, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment of the meeting.

We call your attention to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. Please read it carefully.

If you have questions or comments, please direct them to Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854, Attention: Paul D. Tobias. Please also contact Paul D. Tobias if you would like directions to the annual meeting.

By order of the Board of Directors
/s/ Paul D. Tobias
Paul D. Tobias
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER

MEETING TO BE HELD ON MAY 22, 2012: The Proxy Statement, Form 10-K for the year ended December 31, 2011 and the 2011 Annual Report to Shareholders are available at www.bankmbank.com.

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.

Dated: April 26, 2012

130 South Cedar Street

Manistique, Michigan 49854

April 26, 2012

PROXY STATEMENT

This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 22, 2012, at 11:00 a.m. EDT, at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, for the purposes set forth in the accompanying notice and in this proxy statement.

This proxy statement is being mailed on or about April 26, 2012, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on April 16, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment of the meeting. As of the record date, there were 3,419,736 shares of common stock outstanding. Each outstanding share will entitle the holder to one vote on each matter presented for vote at the meeting.

If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted on each matter that properly arises at the meeting and any adjournment of the meeting. If a shareholder specifies a choice as to a particular matter, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the nominees named in the proxy statement, for approval of the compensation of our executives, for ratification of the independent auditors, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. Due to a recent regulatory rule change, brokers no longer have discretion to cast votes in the election of directors with respect to any shares held in street name for which they have not received voting directions from the beneficial owners. Therefore, if you hold your shares in street name, you must vote your proxy if you wish your shares to be voted in the election of directors, as well as with respect to the approval of the compensation of our executives. A proxy may be revoked before exercise by notifying the Chief Executive Officer of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

Quorum, Required Vote, and Related Matters

Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

“Street Name” Accounts. If you hold shares in “street name” with a broker, bank, or other custodian, you will receive voting instructions from the holder of record of your shares. In some cases, a broker may be able to vote your shares even if you provide no instructions. But on other matters (such as the election of directors and approval of executive compensation) your broker may vote the shares held for you only if you provide voting instruction. Shares for which a broker does not have the authority to vote are recorded as a “broker non-vote” and are not counted in the vote by shareholders. If you hold your shares in “street name,” it is critical that you cast your vote if you want it to count in the election of our directors and approval of executive compensation. In the past, if you held your shares in “street name” and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the election of directors or approval of executive compensation, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent auditors.

Proposal No. 1 – Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a “plurality” means that the individuals receiving the largest number of votes are elected as directors. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

Proposal No. 2 – Approval of Non-Binding Resolution on Executive Compensation. The approval of the non-binding resolution endorsing our executive compensation practices will be approved if more shares are voted for the proposal than are voted against the proposal. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.

Proposal No. 3 – Ratification of Independent Auditors. The appointment of Plante Moran, PLLC as independent auditors will be ratified if more shares are voted for the ratification than are voted against the ratification. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the ratification.

Proposal No. 4 – Approval of the Mackinac Financial Corporation 2012 Incentive Compensation Plan. The Mackinac Financial Corporation 2012 Incentive Compensation Plan (the “Plan”) will be approved upon the affirmative vote of a majority of the votes entitled to be cast by the holders of the Corporation’s Common Stock present or represented at the meeting and entitled to vote thereon. Abstentions, and shares not voted by shareholders of record present or represented at the meeting and entitled to vote, will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies received by the Corporation and not revoked prior to or at the meeting will be voted for this proposal and the adoption of the Plan unless otherwise instructed by the shareholders.

Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation. A plurality of the votes cast at the meeting is required to elect the nominees as Directors of the Corporation. The three nominees who receive the largest number of affirmative votes cast at the meeting will be elected as Directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting and will have no effect on the outcome of the voting for the election of Directors. The proposal for election of Directors is no longer considered a “discretionary” item, so you must provide voting instructions to your brokerage firm. The affirmative vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote on the proposal is required to approve, in a non-binding advisory vote, the Corporation’s executive compensation disclosed in this proxy statement. The executive compensation proposal is not a “discretionary” item, so you must provide instructions to your brokerage firm. Abstentions and broker nonvotes will not be counted as votes cast and therefore will not affect the determination as to whether the Corporation’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL 1: ELECTION OF DIRECTORS

The Bylaws of the Corporation provide for a Board of Directors consisting of a minimum of five (5) and a maximum of sixteen (16) members. The Board of Directors has fixed the number of Directors at nine (9). The Articles of Incorporation of the Corporation and the Bylaws also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three-year terms of office; however, due to the previously announced resignation of Mr. Eliot Stark, the Board currently has classes comprised of two, three and four directors, respectively. See “Information about Directors and Nominees–Director Information” below. Three persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2015 annual meeting of shareholders.

Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the accompanying proxy will vote for Messrs. Aspatore, Orley and Paschke, the nominees named below. Messrs. Aspatore, Orley and Paschke are currently Directors of the Corporation, and its subsidiary, mBank (the “Bank”), and are the members of the class of Directors of the Corporation whose terms expire at the 2012 annual meeting. In the event that any of the nominees become unavailable, which is not anticipated, the Board of Directors at its discretion, may reduce the number of Directors or designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends a vote FOR the election of Messrs. Aspatore, Orley and Paschke, the three persons nominated by the Board.

PROPOSAL 2: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In connection with the adoption of American Recovery and Reinvestment Act of 2009 (“ARRA”) (described in the Executive Compensation summary below), the Corporation is required to permit a separate shareholder vote to approve the compensation of its executives. Accordingly, the Corporation is providing its shareholders with the opportunity to endorse or not endorse the Corporation’s executive compensation programs by voting on the adoption of the following shareholder resolution:

RESOLVED, that the shareholders approve the compensation of executive officers as described in the Executive Compensation section of the Mackinac Financial Corporation proxy statement for the annual meeting of shareholders to be held on May 22, 2012.

As provided in ARRA, the vote by the shareholders is not binding on the Corporation’s Board and may not be construed as overruling a decision by the Board regarding executive compensation, nor does the vote by shareholders create or imply any additional fiduciary duty on the part of the Corporation’s Board. The advisory vote above also does not restrict or limit the ability of shareholders to make proposals for inclusion in the Corporation’s proxy materials in accordance with SEC rules. The Corporation’s Board will take the outcome of this advisory vote into consideration when considering future executive compensation arrangements.

The Corporation’s Board of Directors believes that the compensation procedures and policies are not excessive and are aligned with the long-term interests of the Corporation’s shareholders. Accordingly, the Corporation’s Board recommends a vote FOR the non-binding advisory vote on executive compensation.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

At the annual meeting, shareholders will be asked to ratify the appointment of the firm of Plante Moran, PLLC as independent auditor to audit our books, records, and accounts for the fiscal year ending December 31, 2012. Although action by the shareholders in this matter is not required and is not binding should the Board believe it is appropriate to retain another firm as independent auditor, the Board believes that providing the Corporation’s shareholders with an opportunity to ratify the independent auditor is appropriate given the role played by the independent auditor in maintaining the integrity of our financial controls and reporting. The firm has served as our auditor since 2002.

Representatives of Plante Moran will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

The Board recommends a vote FOR the ratification of the appointment of Plante Moran, PLLC. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

PROPOSAL 4: APPROVAL OF THE MACKINAC FINANCIAL CORPORATION 2012 INCENTIVE

COMPENSATION PLAN

On April 24, 2012, subject to shareholder approval, the Corporation’s Board of Directors adopted the Mackinac Financial Corporation 2012 Incentive Compensation Plan (the “Plan”), based on recommendation from its Compensation Committee. If approved by the shareholders, the Plan would succeed the North Country Financial Corporation 2000 Incentive Compensation Plan, adopted by the Corporation’s Board of Directors on February 16, 2000 and approved by the Corporation’s shareholders by vote at a meeting held on April 18, 2000 (the “Predecessor Plan”). As of December 31, 2011, 392,152 shares remained eligible for issuance, which shares are subject to outstanding awards under the Predecessor Plan. Upon approval of the Plan by the shareholders, these authorized but unused shares under the Predecessor Plan, if not issued pursuant to such outstanding awards, will, upon cancellation, forfeiture or expiration of such outstanding awards, be available for issuance under the Plan and no further awards would be made under the Predecessor Plan. Outstanding awards made under the Predecessor Plan will continue to be governed by the terms of that plan.

The Corporation is asking shareholders to authorize a number of shares available under the Plan at a level that the Corporation believes will, on the basis of current assumptions, be sufficient for awards during the five year period beginning in 2012. Approval of the Plan will, assuming inclusion of all of the shares underlying the outstanding awards, result in the authorization of 575,000 common shares available for issuance in accordance with the Plan.

The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Annex 1 to this Proxy Statement. All capitalized terms which are not defined herein are defined in the Plan.

Purpose

The Plan is intended to promote the success of the Corporation and its subsidiaries by providing incentives to employees, directors and consultants of the Corporation and subsidiaries that will link their personal interests to the financial success of the Corporation and its subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Corporation and its subsidiaries in their ability to attract and retain the services of employees, directors and consultants upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent.

Plan Highlights

The Plan will enable the Corporation to maintain strict corporate governance practices in granting equity to employees that the Corporation believes are consistent with the interests of shareholders, including:

•

Limit on Shares Authorized: The Plan authorizes the issuance of up to 182,848 shares, which together with up to 392,152 shares which may carry over from the Predecessor Plan will result in the authorization of up to 575,000 common shares available for issuance in accordance with the Plan. As further described in the preliminary prospectus filed by the Corporation on Form S-3 on April 6, 2012, the Corporation expects to issue up to an additional 2,248,337 shares in connection with a rights offering to existing shareholders and a securities purchase agreement with a new investor (the “Offering”). Upon completion of the Offering, and assuming full participation in the rights offering and the maximum share purchase by the investor, shares available under the plan would represent approximately 10.1% of the Corporation’s issued and outstanding Common Shares. As of March 31, 2012, shares available under the Plan represent approximately 16.8% of the Corporation’s issued and outstanding Common Shares. The Corporation believes these shares will be sufficient for awards during the five year period beginning in 2012.

•

No Liberal Share Recycling Provisions: The Plan provides that the following shares will not be added back (recycled) to the aggregate Plan limit: (1) shares tendered in payment of the option price; and (2) shares withheld by the Corporation to satisfy the tax withholding obligation. In addition, the Plan provides that the gross number of stock appreciation rights exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares which may be issued under the Plan.

•

No Discount Stock Appreciation Rights: The Plan prohibits the grant of stock appreciation rights with an exercise price less than the fair market value of our stock on the date of grant. Fair market value is the closing price of our stock on the date of grant.

•	No Repricing of Stock Appreciation Rights: The Plan prohibits the repricing of stock appreciation rights without shareholder approval.

•	No issuance of Stock Options. The Plan does not provide for the issuance of stock options.

•	No Dividend Equivalents Paid on Unvested Performance Awards: The Plan prohibits payment of dividends or dividend equivalents on performance-based awards until those awards are earned and vested.

•

Protective Provisions: The Plan authorizes the Committee to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Corporation to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of the shareholders.

•

Double-Trigger Vesting on Change in Control: A change in control does not, by itself, trigger full vesting of awards under the Plan. Instead, so long as outstanding awards or qualifying replacement awards continue after the change in control full vesting will not be triggered at the time of the change in control (accelerated vesting in this circumstance is often referred to as “single-trigger” vesting). The continuing awards or replacement awards will continue under their pre-change in control vesting and other terms, except that full vesting will be triggered in the event of the participant’s employment is involuntarily terminated (delaying any vesting acceleration until involuntary termination after a change in control is often referred to as “double-trigger” vesting). Any outstanding awards which are not continued or for which qualifying replacement awards are not made will vest in full upon the change in control.

•	Material Amendments to the Plan Require Shareholder Approval: The Plan states that a material amendment to the Plan will not be effective unless approved by the Corporation’s shareholders.

•	Independent Committee Administration: The Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Administration

The Compensation Committee of the Board of Directors (the “Committee”) will administer the Plan. The Committee is composed solely of three or more directors each of whom qualifies as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each member of the Committee also meets the director independence criteria under the applicable NASDAQ Global Select Market listing rules. The Committee has broad discretion and authority to, among other things, select the officers, employees, directors and consultants to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards.

The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to the Chief Executive Officer, to other officers or to the Corporation’s Pension, Profit Sharing and Medical Committee (or any similar or successor committee), provided that such delegation will not extend to actions with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act.

Eligibility

Any officer, employee, director or consultant of the Corporation or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of December 31, 2011 there were approximately 120 employees and 9 directors of the Corporation and its subsidiaries and affiliates. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

Shares Available for Future Awards and Awards Outstanding

As of December 31, 2011, a total of approximately 392,152 shares of Common Stock remained available for future award under the Predecessor Plan, which shares underlie previously granted stock options. The previously granted stock options have a weighted-average exercise price of $10.27 per share and a weighted-average term of 3.35 years. If these shares are not issued upon expiration of the stock options or are forfeited, these shares will be carried over and available for full value awards under the Plan (the “Full Value Award Pool”). If the Corporation’s shareholders approve the Plan, no further awards will be made under the Predecessor Plan.

The Plan provides that the total number of shares of Common Stock which may be issued pursuant to awards under the Plan may not exceed 182,848, plus the number of shares that may yet be included in the Full Value Award Pool. The shares plus the up to 392,152 shares which may be included in the Full Value Award Pool total 575,000 shares, and represent approximately 10.1% of the Corporation’s outstanding Common Shares after the Offering (assuming the maximum issuance of shares under the Offering) and 16.8% of the Corporation’s outstanding Common Shares as of March 31, 2012.

To the extent that shares of Common Stock subject to an outstanding award under the Plan or the Predecessor Plan are not issued or are canceled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation, or expiration of such award, then such shares shall, to the extent of such forfeiture or cancellation, again be available for awards under the Plan. Shares of Common Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an award or of withholding taxes in respect of an award. Awards settled solely in cash shall not reduce the number of shares of Common Stock available for awards under the Plan. The exercise or settlement of an award of SARs reduces the shares of Common Stock available under the Plan in the gross number of SARs exercised or settled, not just the net amount of shares actually issued upon exercise or settlement of the award.

Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

No more than 347,826 shares of Common Stock may be issued with respect to awards, other than stock appreciation rights, or performance-based awards, which at the date of grant are scheduled to fully vest prior to three years from the date of grant. In addition, to comply with Code Section 162(m), the Plan includes a limit of 275,000 shares of Common Stock as the maximum number of shares that may be subject to awards made to any one individual in any one calendar year.

The source of Common Stock issued with respect to awards may be authorized and unissued shares or shares that have been or may be reacquired in the open market, in private transactions, or otherwise. In the event of any corporate event or transaction, including, but not limited to, a change in the shares of Common Stock or the capitalization of the Corporation, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Corporation, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

Awards

A participant in the plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Plan:

Stock Appreciation Rights (“SARs”). Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date the SAR is exercised over an amount equal to the Fair Market Value of a share of Common Stock on the date the SAR is granted. The Plan prohibits any reduction (repricing) of such grant date amount. The payment may be made in shares of Common Stock having a fair market value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination. Except in the event of certain corporate events or transactions, once a SAR is granted, the Committee shall have no authority to reduce the price fixed at the date of grant, nor may any SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Corporation’s shareholders.

Restricted Stock and Restricted Stock Units. An award of Restricted Stock is an award of shares of Common Stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of Restricted Stock Units is an award of the right to receive a share of Common Stock after the expiration of a restricted period determined by the Committee. The Committee may also impose additional restrictions on an award of Restricted Stock or Restricted Stock Units, including, but not limited to, attainment of certain performance goals during the restricted period. Restricted Stock may be voted by the recipient. To the extent provided by the Committee, Restricted Stock and Restricted Stock Units may also include a dividend equivalent right under which the recipient will be entitled to receive all dividends and other distributions paid with respect to such shares, which will be paid to such recipient in cash or in additional Restricted Stock or Restricted Stock Units.

Performance Shares and Performance Units. Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to the Performance Units. The Committee may provide that a certain percentage of the number of Performance Shares or Units originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and Performance Unit Awards may be paid in Common Stock, cash or a combination of both. During the applicable performance period for an award, the Performance Shares may be voted by the recipient and the recipient may be entitled to accrue dividend equivalent rights on those shares (which equivalents may only be paid if the underlying Performance Shares or Performance Units are earned and paid), at the discretion of the Committee.

Awards under Deferred Compensation or Similar Plans. Participants may receive the right to receive Common Stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Corporation.

Annual Incentive Awards. Participants in the Plan may receive Annual Incentive Awards. Under an Annual Incentive Award, the participant may receive an amount based on the achievement of performance goals established by the Committee. As required by Code Section 162(m), the Plan provides an annual limit of $2,000,000 on the amount a single participant may earn under an Annual Incentive Award for any calendar year.

Other Incentive Awards. The Committee may grant other types of awards of which may be based in whole or in part by reference to Common Stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe. As required by Code Section 162(m), the Plan provides an annual limit of $2,000,000 on the amount a single participant may earn under any such Other Incentive Award. For purposes of this limitation, any award earned over a period greater than one year is deemed to have been earned ratably over the full and partial calendar years in such period.

Performance Goals

As discussed under “Federal Income Tax Considerations” below, Section 162(m) of the Code disallows federal income tax deductions publicly-held companies for certain compensation in excess of $1,000,000 per year paid to each of the Corporation’s Chief Executive Officer and its other four most highly compensated executive officers (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “other performance-based compensation” is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than SARs, which are treated as “other performance-based compensation”) as “other performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the shareholders of the Corporation before the incentive compensation is paid.

For purposes of awards under the Plan intended to be performance-based awards, performance goals will be established by the Committee. For those types of awards under the Plan intended to meet the definition of “other performance-based compensation” the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria:

•	return measures (including, but not limited to, total shareholder return, return on assets and return on equity);

•	earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income);

•	revenues;

•	balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, investments);

•	enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings);

•	fair market value of the Common Stock; and

•	achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee.

These performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or the Corporation generally, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee, in establishing performance criteria and objectives applicable to such performance-based awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to, providing that the performance-based award shall be paid, vested or otherwise delivered solely as a function of the attainment of objective performance goals and objectives established by the Committee not later than 90 days after the performance period applicable to an award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed).

At the end of each performance period for an award to Covered Employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

Termination of Employment or Services

The disposition of each award held by a participant at termination of employment or service as a director or consultant will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the Plan.

Change in Control

In the event of a Change in Control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. However, if within two years following a Change in Control, a participant is involuntarily terminated other than for cause, death or disability, or voluntarily terminates with good reason then upon such termination the awards will become fully vested (so-called “double-trigger” vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a Change in Control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a Change in Control, each SAR then outstanding shall become fully vested and exercisable, all restrictions on Restricted Shares will lapse and all Restricted Share Units will become fully-vested, and any performance-based awards shall be deemed earned and shall be paid to the extent of the greater of:

•	the extent to which the performance goals applicable to such award have been met during the performance period up through and including the effective date of the Change in Control; or

•	the target award determined at the date of grant.

The treatment of Annual Incentive Awards or any other incentive awards under the Plan will be reflected in the applicable award grant agreement.

Other Provisions

In general, except to the extent provided by the Committee in the specific terms of an award, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements. Additionally, the Committee may specify in any award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment (clawback) upon the occurrence of certain specified events, such as payments based on financial statements or performance metrics which are subsequently determined to be erroneous, in addition to any otherwise applicable vesting or performance conditions.

The Corporation is subject to supervision and regulation by banking authorities. Regulations and guidance issued by banking authorities may from time to time impose certain compensation restrictions on the Corporation, its executive officers and certain other highly compensated employees. Awards made under the Plan will comply with such compensation restrictions to the extent applicable.

The receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant or the Corporation pursuant to an applicable deferral plan established by the Corporation or a subsidiary. Awards made and deferral of any amounts payable under the Plan are intended to comply with deferred compensation rules under Code Section 409A.

Effective Date, Amendment and Termination

If approved by the shareholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been issued according to the provisions of the Plan, provided, however, that no awards may be granted on or after the tenth anniversary of such date. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action shall materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Corporation’s shareholders, no amendment or modification may increase the number of shares of Common Stock which may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the Common Stock), expand the types of awards available to participants under the Plan, materially expand the class of persons eligible to participate in the Plan, extend the termination date for making awards under the Plan, or become effective if such amendment or modification is required under the rules and regulations of the Nasdaq Global Select Market or another national exchange on which the Common Stock is then listed, or other applicable law, rules or regulations, to be approved by the shareholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan and to the Corporation. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock received and the amount of cash received. Shares of Common Stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

The Corporation is generally entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of shares of Common Stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the Common Stock at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of shares of Common Stock will have ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the Restricted Shares or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Corporation is generally entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Units. A recipient of units will generally be subject to tax at ordinary income rates on the Fair Market Value of any Common Stock issued or cash paid pursuant to such an award, and the Corporation will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The Fair Market Value of any Common Stock received will generally be included in income (and a corresponding deduction will generally be available to the Corporation) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Annual Incentive Award and Other Incentive Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Corporation will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Other incentive awards. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Corporation will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

Code Section 162(m). Code Section 162(m) limits to $1 million annually, the deductibility of certain compensation received by a Covered Employee. The deduction limit does not apply to SARs, Stock Options and other performance-based compensation. Because the Corporation is a participant in the TARP, the annual deduction limit under Section 162(m) is reduced to $500,000 and the deduction limit applied to all compensation, including SARs, stock options and performance-based compensation. Accordingly, the Corporation’s deductions for compensation related to awards under the Plan may be limited by application of Code Section 162(m).

New Plan Benefits

No determination has yet been made as to the amount or terms of any stock-based incentives or any future cash awards under the Plan.

For additional information concerning the Corporation’s compensation of its directors and executive officers, please see “Executive Compensation.”

Vote Required

The affirmative vote of a majority of the votes entitled to be cast by the holders of the Corporation’s Common Stock present or represented at the Meeting and entitled to vote thereon is required to approve the Plan. Abstentions, and shares not voted by Shareholders of record present or represented at the Meeting and entitled to vote, will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies received by the Corporation and not revoked prior to or at the Meeting will be voted for this proposal and the adoption of the Plan unless otherwise instructed by the Shareholders.

The Board recommends a vote FOR adoption of the Mackinac Financial Corporation 2012 Incentive Compensation Plan.

Information about Directors and Nominees

Director Information

The following information has been furnished to the Corporation by the respective Directors. Each of them has been engaged in the occupations stated below during the periods indicated, or if no period is indicated, for more than five years.

Nominees Standing for Election			Director of Corporation

Whose Terms Expire in 2015	Age	Principal Occupation	Since

Walter J. Aspatore (currently designated as “Lead Director”)	69	Investment Banking, Chairman Amherst Partners (Assists public and private companies in the purchase or sale of businesses. Also provides other advice and consulting services related to business valuations, operational/profitability improvement, and financing alternatives.) Mr. Aspatore’s qualifications to serve on the Board encompass a broad financial background which spans across several decades as CEO and board member in a wide variety of national and international publicly held companies.	2004

Robert H. Orley	56	Real Estate Developer, Founding Partner, O2 Investments, LLC. (Real estate and corporate development and management.) Mr. Orley’s qualifications as director include a background in real estate management and corporate developments, along with his academic background.	2004

Randolph C. Paschke	62	From August 2002 to present – Chair, Department of Accounting and Interim Chair of The Department of Finance in the School of Business Administration at Wayne State University. Mr. Paschke’s qualifications as a Director include his many years as a partner in an international accounting firm, along with his esteemed service as chair of the accounting department at Wayne State University.	2004

Continuing Directors

Whose Terms Expire in 2013

Robert E. Mahaney	53	Sole Proprietor, Veridea Group, LLC (A commercial and residential real estate development company). Mr. Mahaney’s qualifications to serve on the Board include his many successful business ventures and previous financial services experience, coupled with his academic background, professional designations and community involvement.	2001

Paul D. Tobias	61	Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank from December 2004 to present. Mr. Tobias’ qualifications as a director included his extensive experience as a banking and financial services executive, along with his intimate knowledge of the Corporation as Chief Executive Officer.	2007

Whose Terms Expire in 2014

Dennis B. Bittner	62	Owner and President, Bittner Engineering, Inc. (A professional services company providing planning, development and consultation related services on civil, environmental and architectural engineering projects.) Mr. Bittner’s qualifications as a Director include the management/ownership of an engineering company, his many years of business related consultation to a broad array of public and private companies along with his prior career experience as an engineer with State and Federal Agencies.	2001

Joseph D. Garea	57	Investment Advisor, Managing Partner Hancock Securities. (Provides investment portfolio management services to banks, thrift institutions and other institutional clients.) Mr. Garea’s qualifications as a Director include his historical employment within the financial service industry, his current service as a member of the BOD of three banks, with a variety of committee responsibilities including the chairmanship of audit and compensation, along with his other current advisory services to numerous public and private financial service organizations.	2007

Kelly W. George	44	President and Chief Executive Officer of the Bank and President of the Corporation. Mr. George’s qualifications to serve as a Director include his employment within the financial services industry for over twenty years with employment as a regulator for the Federal Reserve system, along with extensive lending experience, prior to joining this Corporation.	2006

L. Brooks Patterson	72	County Executive, Oakland County, Michigan. Mr. Patterson’s qualifications to serve as a Director include his many years of service as the County Executive of Oakland County and his academic background, along with a distinguished career as a prosecuting attorney.	2006

The Corporation believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Corporation’s operations and interests. In addition to considering a candidates’ background and accomplishments, candidates are reviewed to maintain the current majority of Directors which qualify as “independent” under the rules of the Nasdaq Stock Market, LLC (“Nasdaq”).

The Corporation’s Board has considered the independence of the nominees for election at the annual meeting, and the continuing Directors under the rules of The Nasdaq Stock Market LLC. The Board has determined that all of the nominees and continuing Directors are independent under Nasdaq rules except Mr. Tobias, Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank, and Mr. George, President of the Corporation and President and Chief Executive Officer of the Bank. Messrs. Tobias and George are not independent because of their services as Executive Officers of the Corporation and the Bank.

As previously announced, Mr. Eliot Stark resigned from the Corporation’s Board of Directors in June 2008. At that time, the Board determined not to fill the vacancy and instead reduced the size of the Board from ten to nine directors. As a result of the reduction, the Board currently has three staggered classes of directors comprised of two, three and four directors.

Executive Officers

The Executive Officers of the Corporation serve at the pleasure of the Board of Directors. Set forth below are the current Executive Officers of the Corporation and a brief explanation of their principal employment during at least the last five years. Additional information concerning employment agreements of Executive Officers of the Corporation is included elsewhere in this proxy statement under the heading “Executive Compensation.”

Paul D. Tobias – Age 61 – Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of the Bank. Mr. Tobias was appointed to his present positions with the Corporation and the Bank on December 16, 2004. Mr. Tobias also served as Chief Executive Officer of the Bank from July 2005 until November 2006.

Kelly W. George – Age 44 – President of the Corporation and President and Chief Executive Officer of the Bank. Mr. George was appointed as President of the Corporation and as Chief Executive Officer of the Bank in November 2006. Prior to that, Mr. George served as President of the Bank from August 2005 and, prior to that, as Executive Vice President and Chief Lending Officer of the Bank from August 2003.

Ernie R. Krueger – Age 62 – Executive Vice President and Chief Financial Officer of the Corporation and the Bank. Mr. Krueger was appointed to his current positions in October 2006. Prior to that, he served as Senior Vice President and Controller of the Corporation and the Bank from October 2003 to October 2006.

Board of Directors Meetings and Committees

Audit Committee

The Audit Committee is a separately-designated standing Committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has responsibility for, among other things:

•	Appointing or replacing the Corporation’s independent auditors;

•	Overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting);

•	Reviewing the independent auditors’ performance, qualifications and independence;

•	Approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions;

•	Reviewing the Corporation’s financial statements, internal audit function and system of internal controls;

•	Overseeing compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics; and

•	Producing the report required by federal securities regulations for inclusion in the Corporation’s Proxy Statement.

The Board of Directors has adopted a charter for the Audit Committee, a copy of which is available on the Corporation’s website at www.bankmbank.com.

The current members of the Audit Committee are Messrs. Paschke (chairman), Bittner and Patterson, all of whom are considered independent, as independence for audit committee members is defined in applicable SEC and Nasdaq rules. The Board has determined that Mr. Paschke is an “audit committee financial expert” as that term is defined by the SEC. The Audit Committee held eight meetings in 2011.

Nominating Committee

The Nominating Committee is responsible for, among other things:

•	Identifying new candidates who are qualified to serve as Directors of the Corporation;

•	Recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board’s Committees; and

•	Considering any nominations for Director submitted by shareholders.

The current members of the Nominating Committee are Messrs. Aspatore (chairman), Garea and Patterson. All members are considered independent under the applicable Nasdaq rules. The Nominating Committee had no meetings in 2011.

The Board of Directors has adopted a charter for the Nominating Committee, a copy of which is available on the Corporation’s website at www.bankmbank.com. In the past, the committee has identified potential nominees through recommendations made by executive officers and non-management directors and has evaluated them based on their resumes and through references and personal interviews. The Corporation has not paid any third party fee to assist in the process of identifying or evaluating director nominees. No shareholder, other than an officer or director, has ever submitted a suggestion for a nominee, but if the committee were to receive such a suggestion, it expects it would evaluate that nominee in substantially the same manner.

The Corporation does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Nominating Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Corporation’s businesses.

The Nominating Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Corporation’s Bylaws and Articles of Incorporation and in the Nominating Committee’s charter. Under the Corporation’s Bylaws and Articles of Incorporation, nominations other than those made by the Board of Directors or the Nominating Committee must be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s request to nominate a person for election to the Board at the annual meeting of shareholders, together with the written consent of such person to serve as a Director, must be received by the Secretary of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

With respect to each person proposed to be nominated as a director, the Nominating Committee must be provided with the following information: (i) the name, address (business and residence), date of birth, principal occupation or employment of such person (present and for the past five (5) years); (ii) the number of shares of the Corporation such person beneficially owns (as such term is defined by Section 13(d) of the Exchange Act); and (iii) any other information relating to such person that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of Directors pursuant to Section 14(a) of the Exchange Act. The Nominating Committee may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such person to serve as a Director of the Corporation. No person is eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws and Articles of Incorporation.

In addition, as described in “Executive Compensation–Participation in the TARP Capital Purchase Program” below, the Corporation issued and sold 11,000 shares of Series A Preferred Shares to the Treasury. Under the terms of the CPP agreements, if dividends are not paid on the Series A Preferred Shares in full for six dividend periods, whether or not consecutive, the holders of the Series A Preferred Shares will have the right to elect two directors to the Corporation’s Board of Directors. Any such nominations would not be subject to the above restrictions regarding nominations made by the Board, the Nominating Committee or the shareholders.

Compensation Committee

The current Compensation Committee of the Board of Directors is comprised of Messrs. Garea (chairman), Aspatore, Bittner, Paschke and Patterson, each of whom is considered independent under the Nasdaq rules defining independence. The Compensation Committee held three meetings in 2011. The Compensation Committee’s primary functions are to: review and recommend to the Board all persons to be elected as Chairman, Chief Executive Officer, President, Chief Financial Officer and other executive positions; review all material performance criteria used in evaluating Executive Officers of the Corporation, including their compensation; and review and approve the annual base salary level, annual incentive opportunity level, the long-term incentive opportunity level, employment and other agreements, and other benefits of the Executive Officers. The primary responsibilities of the Compensation Committee are to ensure that the compensation available to the Board of Directors and officers of the Corporation:

•	Enables the Corporation to attract and retain high quality leadership;

•	Provides competitive compensation opportunities;

•	Supports the Corporation’s overall business strategy; and

•	Maximizes shareholder value.

In 2011, the Compensation Committee reviewed earnings information relative to the historical compensation of executive management and comparative information prepared both internally and from external providers. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis will be considered when reviewing and establishing future salaries and long term incentives.

The Corporation’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level or risk associated with the Corporation’s business model. For this purpose, the Committee considered the Corporation’s growth and return performance, volatility and leverage, and the time horizon of the Corporation’s investments; and compared them to the performance metrics, leverage, and time horizon of the Corporation’s compensation policies and practices. We also evaluated management’s compensation in light of other specific risk parameters such as credit, liquidity and interest rate risk. Based on this assessment, the Corporation concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

The Compensation Committee charter is available on the Corporation’s website at www.bankmbank.com. The Committee reviews management recommendations for contracts and compensation levels of all senior executive officers. The Committee considers these recommendations in reference to relative compensation levels of like-size financial institutions.

Attendance of Directors; Family Relationships

The Board of Directors held a total of eight meetings during 2011. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served in 2011. There are no family relationships between or among any of the Directors, nominees, or Executive Officers of the Corporation.

Communication with Directors; Attendance at Annual Meetings; Code of Ethics

The Corporation’s Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail, c/o Corporate Secretary, Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854. All communications will be compiled by the Corporation’s Corporate Secretary and submitted to the Board or the individual Directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Corporation’s business, or communications that relate to improper or irrelevant topics.

It is the Corporation’s policy that all of the Directors and nominees for election as Directors at the annual meeting attend the annual meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2011 annual meeting of shareholders and all other Directors attended the 2011 annual meeting of shareholders. The Corporation expects all nominees and Directors to attend the 2012 annual meeting.

The Corporation has a business conduct and code of ethics policy for all employees, officers and directors of the Corporation and its subsidiaries. Among other things, the business conduct and code of ethics policy includes provisions regarding ethical conduct, compliance with law, conflicts of interest, insider trading and certain investment and other opportunities, competition and fair dealing, discrimination and harassment, record keeping of personal transactions, accounting matters, confidentiality, and reporting of violations. The Corporation has posted copies of its business conduct and code of ethics policy on its corporate website, at www.bankmbank.com, under the link “Corporate Governance.” If further matters are documented, or if those documents (including the business conduct and code of ethics policy) are changed, waivers from the business conduct and code of ethics policy are granted, or new procedures are adopted, those new documents, changes and/or waivers will be disclosed on the corporate website at the internet address above, in a press release or on a Current Report on Form 8-K.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Corporation to make that determination based on the position and direction of the Corporation and the membership of the Board. The Board has determined that having an independent director serve as “Lead” Director is in the best interest of the Corporation’s shareholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Corporation and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Corporation’s day-to-day operations.

Board’s Role in Risk Oversight

The Corporation faces a variety of risks, including credit risk, liquidity risk, and operational risk. The Board has implemented a risk management system that is intended to (1) timely identify the material risks that the Corporation faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Corporation’s risk profile, and (4) integrate risk management into Corporation decision-making.

Remuneration of Directors

The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2011.

2011 Director Compensation Table

Total Fees Earned or
Paid in Cash
Name	($)
Walter J. Aspatore	31,000
Dennis B. Bittner	25,000
Joseph D. Garea	28,000
Robert E. Mahaney	25,000
Robert H. Orley	25,000
Randolph C. Paschke	28,000
L. Brooks Patterson	25,000

In 2011, the non-employee members of the Board of Directors received remuneration in the form of $25,000 and in addition, directors who chaired board committees were paid an additional $3,000. Each of Messrs. Aspatore, Bittner, Orley, Paschke and Patterson were granted option awards prior to 2010 for 10,000 shares, 2,000 shares of which are currently vested. No option awards were granted in 2011. The employee directors (which included Messrs. Tobias and George in 2011) did not receive compensation for their service on the Board of Directors. For 2012, non-employee directors will be paid an annual fee of $25,000. In addition to the annual fee, the lead director and those directors who chair board committees will be paid an additional $3,000 and board committee members will receive $250 per meeting attended.

EXECUTIVE COMPENSATION

Participation in the TARP Capital Purchase Program

As previously announced, on April 24, 2009, the Corporation entered into and closed a Letter Agreement, including the Securities Purchase Agreement–Standard Terms (collectively, the “Securities Purchase Agreement”), related to the Capital Purchase Program (“CPP”). Pursuant to the Securities Purchase Agreement, the Corporation issued and sold to the Treasury (i) 11,000 shares of the Corporation’s Series A Preferred Shares, and (ii) a 10-year Warrant to purchase 379,310 shares of the Corporation’s Common Shares, at an exercise price of $4.35 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $11,000,000 in cash.

As a result of the CPP transaction, the Corporation is required to take certain actions, for so long as the Treasury holds any securities acquired from the Corporation pursuant to the CPP (excluding any period in which the Treasury holds only the Warrant to purchase Common Shares of the Corporation) (the “CPP Period”), to ensure that its executive compensation and benefit plans with respect to Senior Executive Officers (as defined in the relevant agreements) comply with Section 111(b) of Emergency Economic Stabilization Act of 2008 (“EESA”), as implemented by any guidance or regulations issued under Section 111(b) of EESA, and not adopt any benefit plans with respect to, or which cover, the Corporation’s Senior Executive Officers that do not comply with EESA, as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which was passed by Congress and signed by the President on February 17, 2009. The applicable executive compensation standards generally remain in effect during the CPP Period and apply to the Corporation’s Senior Executive Officers (which for purposes of the ARRA and the CPP agreements, includes the Corporation’s Chief Executive Officer, its Chief Financial Officer, and the next three most highly-compensated executive officers, even though the Corporation’s senior executive officers consist of a smaller group of executives for purposes of the other compensation disclosures in this proxy statement).

The applicable executive compensation standards include: (i) limits on compensation to exclude incentives to take unnecessary and excessive risks during the CPP Period; (ii) prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to our most highly-compensated employee, other than payments pursuant to written employment agreements entered into on or before February 11, 2009, or grants of restricted stock that do not fully vest during the CPP Period and do not have a value which exceeds one-third of that employee’s total annual compensation; (iii) prohibitions on any payments to our ten most highly-compensated employees for departure from the Corporation for any reason (a “golden parachute”), except for payments for services performed or benefits accrued; (iv) recovery (“clawback”) of bonuses, retention awards and incentive compensation to Senior Executive Officers and the next 20 most highly-compensated employees if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria; (v) prohibition on compensation plans that encourage manipulation of reported earnings; (vi) retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers and the next 20 most highly-compensated employees if found by the Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; (vii) requiring the establishment of a company-wide policy regarding “excessive or luxury expenditures”; and (viii) requiring the inclusion in proxy statements for annual shareholder meetings of a non-binding “Say-on-Pay” shareholder vote on the compensation of executives. The Treasury also has authority under the ARRA to impose additional appropriate standards for executive compensation and corporate governance.

The ARRA executive compensation standards require that the Treasury and the SEC issue a number of regulations describing how the standards are to be implemented. The Corporation intends to carefully review any Treasury and SEC regulations as they are issued. To the extent that the Treasury and/or the SEC issues regulations describing how the Corporation is to comply with these standards, the Corporation will work with its Senior Executive Officers and other affected employees to take such steps as it deems necessary to comply with the standards and adopt policies and procedures consistent with the foregoing. As previously announced, the Corporation has entered into amendments to its compensation arrangements with certain key employees to, among other things: (a) eliminate any parachute payments during the CPP Period and (b) waive any right of the Corporation to terminate those employees, except terminations for death, disability or “cause.”

The Corporation has the right to redeem the Series A Preferred Shares at any time after consulting with its primary regulator, in which case the executive compensation standards would no longer apply to the Corporation.

Compensation Philosophy, Objectives and Policies

The Corporation’s compensation policies are intended to attract and retain a highly qualified workforce to deliver superior short-term and long-term performance that builds shareholder value. To achieve these objectives, the Corporation’s compensation programs are guided by the following principles:

•	Compensation should encourage behavior that is consistent with the highest standards of ethical values.

•

Compensation should be based on pay for performance so that individual compensation awards reflect the performance of the overall Corporation, particular business units and individual performance. We should reward superior performance and there should be appropriate consequences, reduced compensation, for inferior performance.

•	Compensation should balance short-term and long-term financial and strategic objectives that build shareholder value.

•	Compensation levels must be competitive with the marketplace in order to attract and retain high performing executives.

The Compensation Committee implements this philosophy by reviewing the following factors:

Business Performance. Performance is measured at the business unit level and on a company-wide basis. In determining business performance as part of the compensation review process, the Compensation Committee may review revenue, net income, earnings per share, return on equity, return on capital, tier ratios and long-term shareholder return on an absolute basis and relative to industry performance. Additionally, we may also measure criteria such as asset growth, loan quality, geographic expansion, and market share.

Individual Performance. Performance is also measured at the individual level, taking into consideration both the executive’s contribution to business performance and how the executive manages his or her areas of responsibility for the long-term. This includes leadership, talent development, risk management, compliance and controls, audit results, business expansion, customer satisfaction, commitment to diversity, employee feedback, corporate governance, contributions to both operating unit and company-wide achievement.

Administration Process

Overview: In reviewing overall executive compensation for 2011, the Compensation Committee considered various factors including the financial performance of the Corporation as a whole both for the short term relative to the economy and its peers and as it relates to the overall achievements to the attributes of the Corporation that enhance franchise value such as core deposit growth, customer relationships, employee morale and individual growth and contribution to corporate objectives.

Role of Executives

Mr. Tobias, as Chief Executive Officer of the Corporation, annually reviews the performance of each executive officer (excluding himself) with respect to the overall performance of the Corporation, the executive officer’s contribution to the performance and presents such evaluation to the Compensation Committee. Mr. George, the Chief Executive Officer of the Bank, actively participates in this process with Mr. Tobias with respect to all executive officers other than himself. The Compensation Committee considers Mr. Tobias’ recommendations and uses its own discretion in making final compensation decisions with respect to the executives.

Compensation Consultant

To assist in its efforts to meet the objectives outlined above, the Compensation Committee retained Meyer Chatfield Compensation Advisors LLC, an independent executive compensation consulting firm. The Compensation Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Compensation Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Compensation Committee. The consultant reports to the Compensation Committee Chairman.

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to hire and fire such consultant and engage other advisors. Management uses a number of consultants for a variety of human resources and employee benefits projects. To minimize the potential for conflicts of interest, our policy is to limit the use of Meyer Chatfield Compensation Advisors LLC to only executive compensation and benefits matters. We annually report to the Compensation Committee the amount of fees paid to each consultant and the types of matters on which the consultant advised. In 2011, Pay Governance LLC performed services solely for the Compensation Committee.

Market Competitiveness

To ensure that we continue to offer competitive compensation to our NEOs, from time to time the Compensation Committee reviews the marketplace in which we compete for executive talent. The Compensation Committee compared the relative compensation information to include: salary, short-term incentives, long-term incentives, and benefits. Both cash and total compensation and each component of total compensation is benchmarked separately.

The Compensation Committee chose these public companies, with the assistance of its compensation consultant, based on generally similar attributes of size, number of employees, product offerings, and geographic location. The 2011 peer group is the following:

Company	Ticker	Company	Ticker

North Central Bancshares, Inc.	FFFD	Dimeco, Inc.	DIMC
Ameriana Bancorp	ASBI	CIB Marine Bancshares, Inc.	CIBH
Tower Financial Corporation	TOFC	PSB Holdings, Inc.	PSBQ
ChoiceOne Financial Services, Inc.	COFS	Middlefield Banc Corp.	MBCN
Southern Michigan Bancorp, Inc.	SOMC	CCFNB Bancorp, Inc.	CCFN
Killbuck Bancshares, Inc.	KLIB	DNB Financial Corporation	DNBF
CSB Bancorp, Inc.	CSBB	Fidelity D&D Bancorp, Inc.	FDBC
Cortland Bancorp	CLDB	Mid Penn Bancorp, Inc.	MPB
Croghan Bancshares, Inc.	CHBH	Norwood Financial Corp.	NWFL
United Bancshares, Inc.	UBOH	Penns Woods Bancorp Inc.	PWOD
CBT Financial Corporation	CBTC	Peoples Financial Services Corp.	PFIS
Emclaire Financial Corp.	EMCF

Mackinac Financial Corporation remains competitive related to the base salary and total cash compensation at both the Median and 75th Percentile. The following charts identify the Corporation’s 2010 compensation practices to 2010 market practices (the most recent year for which data was available).

MEDIAN

Cash Compensation					Market Compensation			mBank to Market
Executive	Position	Base Salary	Bonus %	Total Cash	Base Salary	Bonus %	Total Cash	Base Salary	Bonus %	Total Cash
Kelly George	President & CEO	250,000	8%	270,000	247,199	11%	273,565	101%	76%	99%
Paul Tobias	Chairman & CEO	240,000	0%	240,000	247,199	11%	273,565	97%	0%	88%
Ernie Krueger	CFO	185,000	8%	200,000	151,714	9%	165,000	122%	113%	121%
							Average	107%	63%	103%

75th PERCENTILE

Cash Compensation					Market Compensation			mBank to Market
Executive	Position	Base Salary	Bonus %	Total Cash	Base Salary	Bonus %	Total Cash	Base Salary	Bonus %	Total Cash
Kelly George	President & CEO	250,000	8%	270,000	285,402	14%	324,831	88%	57%	83%
Paul Tobias	Chairman & CEO	240,000	0%	240,000	285,402	14%	324,831	84%	0%	74%
Ernie Krueger	CFO	185,000	8%	200,000	178,096	10%	196,630	104%	81%	102%
							Average	92%	46%	86%

Other Benefits and Perquisites

Executive officers are eligible for all of the benefits made available to the full-time employees of the Corporation (401k plan, health insurance, group term life insurance and disability insurance) on the same basis as other full-time employees and are subject to the same paid time off and other employee policies.

The Corporation does offer certain of its executive officers additional benefits and perquisites which it believes are appropriate as a part of the overall compensation package. The additional perquisites include a partial reimbursement for health insurance under a Health Savings Plan that is intended to supplement the high deductible health care insurance program, if elected, by executives. The Corporation also pays for additional long-term disability coverage under the terms of certain executive employment agreements, which is discussed further under the proxy caption entitled “Employee Agreements.”

Future Compensation Planning

The Board of Directors of the Corporation has adopted the Mackinac Financial Corporation 2012 Incentive Compensation Plan, and submitted it to the shareholders for approval.

2011 Summary Compensation Table

The following table summarizes compensation for the past two fiscal years awarded to, earned by or paid to, our principal executive officer and our two other most highly compensated Executive Officers who were serving at the end of 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($) (1)	Total ($)
Paul D. Tobias	2011	240,000	27,000	16,500	283,500
Chairman and Chief Executive Officer of the Corporation	2010	240,000	0	18,642	258,642
Chairman of the Bank
Kelly W. George	2011	250,000	0	19,391	269,391
President of the Corporation	2010	246,846	20,000	20,011	286,857
President and Chief Executive Officer of the Bank
Ernie R. Krueger	2011	185,000	20,000	13,464	218,464
Executive Vice President and	2010	183,462	15,000	13,601	212,063
Chief Financial Officer of the Corporation and the Bank

(1)	Amounts in this column include the value of the following perquisites paid to each individual in 2011 and 2010. Perquisites are valued at actual amounts paid to each provider of such perquisites. Perquisites included in “All Other Compensation” column for 2011 include: 401(k) employer match contributions for Mr. George- $7,350 and Mr. Krueger - $6,060; health and disability insurance premiums and life insurance premiums for Mr. Tobias - $16,500, Mr. George - $12,041, and Mr. Krueger - $7,404. Perquisites included in the “All Other Compensation” column for 2010 include: 401(k) employer match contributions for Mr. George – $7,350 and Mr. Krueger – $6,031; health and disability insurance premiums and life insurance premiums for Mr. Tobias – $18,642, Mr. George – $12,661, Mr. Krueger – $7,570.

2011 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each of the Executive Officers named in the Summary Compensation Table with respect to each option to purchase common shares that had not been exercised and remained outstanding at December 31, 2011.

Option Awards

	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option	Option
	(#)	(#)	Price	Grant	Expiration
Name	Exercisable	Unexercisable	($)	Date	Date
Paul D. Tobias (1)	70,502	79,503	9.75	12/15/04	12/15/14
Kelly W. George (2)	4,000	16,000	12.00	06/10/05	06/10/15
	3,000	12,000	10.65	12/15/06	12/15/16
Ernie R. Krueger (2)	2,000	8,000	12.00	06/10/05	06/10/15
	2,000	8,000	10.65	12/15/06	12/15/16

(1)	Options granted to Mr. Tobias were able to vest within two years from the December 15, 2004 grant date. The first 47% vested immediately after the market value of the Corporation’s common stock attained a price equal to or greater than 115% of the stock option exercise price, which it did on December 16, 2004. The remaining shares (53%) were able to vest within two years from the December 15, 2004 grant date if the market value of the Corporation’s common stock is equal to or greater than 145% of the stock option exercise price. This market value condition has not yet been met; therefore, only 47% of the options are currently vested. The remaining options may still vest if, within the ten-year life of the option, certain events occur, including but not limited to the death of the executive or a change in control of the Corporation.
(2)	Options granted to Messrs. George and Krueger were able to vest within four years from the original grant date. The options vest as follows: 20% vested immediately on the grant date, and the remaining 80% vest over four years, provided that the market value of the common stock attains increases during the vesting period from 115% of stock option exercise price in the first year to 145% of stock option exercise price in the fourth year of vesting. The remaining options may still vest if, within the ten-year life of the option, certain events occur, including but not limited to the death of the executive or a change in control of the Corporation.

Employment and Consulting Agreements

The Corporation has employment agreements with Executive Officers as described below. Mr. Tobias does not currently have an employment agreement with the Corporation. The prior employment agreement for Mr. Tobias expired on June 30, 2010. The employment agreements for Messrs. George and Krueger were extended for two additional years in January 2012.

Kelly W. George – Mr. George’s employment agreement, dated December 21, 2006, provides for him to be employed as President of the Corporation and President and Chief Executive Officer of the Bank. The agreement provides for an initial annual base salary of $209,000, which was subject to annual review by the Board. Under the agreement, Mr. George is eligible participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement was extended in January 2012 for an additional two-year period, expiring in January, 2014. Mr. George’s salary was increased to $272,000.

In addition to the compensation noted above, the agreement entitles Mr. George to participate in employee benefit plans as from time to time are maintained, sponsored or made available to the executive employees of the Corporation and the Bank, on the same conditions and limitations generally applicable to other executive officers.

In addition to other benefits provided under the agreement, the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.

If the agreement is terminated, Mr. George is entitled to receive certain payments and benefits depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS

By death, by the Corporation for cause (as defined in the employee agreement), or voluntarily by employee reimbursements to which	No termination payments required; however, receives his salary and benefits and he is entitled through the date of termination

By the Corporation without cause (as defined in the agreement)

A lump payment equal to employee’s then current annual base salary, plus the highest bonus from

January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits

Following a Change in Control base salary and	Lump sum equal to 299% of aggregate of other benefits and reimbursements for one year following change of control

By mutual agreement	Per the mutual agreement

The agreement provides for a specified adjustment to the termination payments should the payments be determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

The agreement includes confidentiality obligations of Mr. George and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of one to three years, depending on the reason for the termination.

Ernie R. Krueger – Mr. Krueger’s agreement, dated January 31, 2007, provides for him to be employed as Executive Vice President and Chief Financial Officer of the Corporation and the Bank. The agreement provides for an initial annual base salary of $165,000, which is subject to annual review by the Board. Under the agreement, Mr. Krueger is eligible to participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement was extended in January 2012 for an additional two-year period, expiring in January, 2014. Mr. Krueger’s salary was increased to $194,500.

In addition to the compensation noted above, the agreement entitles Mr. Krueger to participate in employee benefit plans as from time to time are maintained, sponsored or made available to the executive employees of the Corporation and the Bank, on the same conditions and limitations generally applicable to other executive officers.

In addition to other benefits provided under the agreement, the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.

If the agreement is terminated, Mr. Krueger is entitled to receive certain payments and benefits depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS

By death, by the Corporation for cause (as defined in the employee agreement), or voluntarily by employee reimbursements to which	No termination payments required; however, receives his salary and benefits and he is entitled through the date of termination

By the Corporation without cause (as defined in the agreement)	A lump payment equal to employee’s then current annual base salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits

Following a Change in Control base salary and	Lump sum equal to 299% of aggregate of other benefits and reimbursements for one year following change of control

By mutual agreement	Per the mutual agreement

The agreement provides for a specified adjustment to the termination payments should the payments be determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

The agreement includes confidentiality obligations of Mr. Krueger and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of one to three years, depending on the reason for the termination.

As discussed above in “Executive Compensation–Participation in the TARP Capital Purchase Program” and “Proposal 2: Non-Binding Advisory Vote on Executive Compensation”, as a participant in the CPP, the Corporation is subject to a number of additional executive compensation standards as provided by the EESA and the ARRA, and the standards may be changed or expanded by future regulations. As previously announced: (1) the Corporation has entered into amendments to its compensation arrangements with certain key employees (including Messrs. George and Krueger) to, among other things: (a) eliminate any parachute payments during the CPP Period and (b) waive any right of the Corporation to terminate those employees, except terminations for death, disability or “cause” and (2) certain employees of the Corporation (including Messrs. George and Krueger) have executed a waiver pursuant to the terms of the Securities Purchase Agreement.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Corporation’s audited financial statements with management.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence and information required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee has also considered whether the provision of any non-audit services by the auditors is compatible with maintaining the auditors’ independence. The Audit Committee is satisfied as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed the audit plans, audit scope and identification of audit risks with the independent auditor.

The Audit Committee discussed and reviewed with the independent auditors all communications required by the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for 2010 for filing with the SEC.

Audit Committee

Randolph C. Paschke     Dennis B. Bittner     L. Brooks Patterson

Principal Accountant Fees and Services

The following table summarizes fees for professional services rendered by Plante Moran, PLLC, the Corporation’s independent auditors for the years ended December 31, 2011 and 2010:

	2011	2010
Audit fees (1)	$89,600	$89,500
Audit-related fees (2)	20,775	22,500
Tax fees (3)	20,500	13,000
All other fees (4)	23,440	13,803

Total fees	$154,315	$138,803

(1)	Audit fees consist of fees billed for professional services performed by Plante Moran, PLLC, for the audit of the Corporation’s annual financial statements and internal control over financial reporting included in the Form 10-K, the review of financial statements included in the Corporation’s Form 10-Q filings and services that are normally provided in connection with regulatory filings or engagements.
(2)	Represents fees for review and audit of the Corporation’s 401(k) plan.
(3)	Represents fees billed for tax services, including tax reviews and planning.
(4)	All other fees represent fees paid for website development and compliance related services.

The Audit Committee is required to review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). During 2011, all services provided by Plante Moran, PLLC were pre-approved by the Audit Committee. To the extent required by Nasdaq rules or any other applicable legal or regulatory requirements, approval of non-audit services must be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

Certain of the Directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been Directors or officers of corporations, or members of partnerships or limited liability companies, which have had and are expected to have in the future, transactions with the Bank. In the opinion of management, all such previous transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and (iii) did not involve more than normal risk of collectability or present other unfavorable features. The Corporation’s Board of Directors has responsibility for reviewing and approving transactions with related persons. The Corporation, as a general policy, approves transactions to related parties at essentially the same terms and conditions that apply to similar transactions it engages in or approves with non-related parties.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of March 30, 2012, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FSI Group, LLC	340,000 Common Shares	9.68%
441 Vine Street, Suite 507
Cincinnati, OH 45202
PRB Advisors, LLC 600 Third Avenue, 17th Floor New York, NY 10016	301,134 Common Shares	8.57%
Gerlach & Co.	300,000 Common Shares	8.54%
FBO Banc Fund V LP
208 LaSalle Street, Suite 1680
Chicago, IL 60604
Hillsdale Hourly Pension Plan	235,911 Common Shares	6.72%
2424 John Daly Road
Inkster, MI 48141
Raymond Garea	231,157 Common Shares	6.58%
31 Claremont Avenue
Maplewood, NJ 07040
Wellington Management Company LLP	212,380 Common Shares	6.05%
75 State Street
Boston, MA 02109

The information in the following table sets forth the beneficial ownership of the Corporation’s common stock by each of the Corporation’s Directors, each of the Executive Officers listed in the Summary Compensation Table and by all current Directors and Executive Officers of the Corporation as a group, as of March 30, 2012. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Walter J. Aspatore	13,264	*
Dennis B. Bittner	5,016	*
Joseph D. Garea	52,228	1.49%
Kelly W. George	20,716	*
Ernie R. Krueger	19,166	*
Robert E. Mahaney	7,261	*
Robert H. Orley	27,641	*
Randolph C. Paschke	16,165	*
L. Brooks Patterson	2,000	*
Paul D. Tobias (2)	152,586	4.35%

All current Directors and Executive Officers as a group (10 persons)	316,368	9.01%

*	Less than 1.0%. Percentages are based on shares outstanding on March 30, 2012.
(1)	Includes the following shares subject to options exercisable within 60 days of April 19, 2011: Mr. Aspatore – 2,000, Mr. Bittner – 2,000, Mr. George – 7,000, Mr. Krueger – 4,000, Mr. Orley – 2,000, Mr. Paschke – 2,000, Mr. Patterson – 2,000, Mr. Tobias – 70,502, all current Directors and Executive Officers as a group – 91,827.
(2)	Includes 10,256 shares owned by Tobias Capital LLC, which is 35% owned by Mr. Tobias and his wife.

The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this proxy statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of filings furnished to and written representation regarding Form 5 filing obligations, the Corporation is not aware of any failure by any such person to file required reports on a timely basis.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors

The financial statements of the Corporation for the year ended December 31, 2011 have been examined by Plante Moran, PLLC, an independent registered public accounting firm. A representative of Plante Moran, PLLC is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Plante Moran, PLLC has been appointed by the Audit Committee of the Board of Directors to serve as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2012.

Changes of Accountants

There was no change of the Corporation’s independent public accountants during 2010 or 2011.

FUTURE SHAREHOLDER PROPOSALS

A proposal submitted by a shareholder for the 2013 annual meeting of shareholders must be sent to the Secretary of the Corporation, 130 South Cedar Street, Manistique, Michigan 49854 and must be received by the Corporation no later than December 27, 2012 to be eligible for inclusion in the Corporation’s proxy materials for the 2013 annual meeting of shareholders under Rule 14a-8 under the Exchange Act. In order to be considered at any meeting, a shareholder proposal submitted outside of Rule 14a-8 under the Exchange Act, other than a nomination of directors, must (i) comply with the requirements in the Corporation’s Bylaws and Articles of Incorporation as to form and content, and (ii) be received by the Corporation (a) at least 30 days prior to the originally scheduled date of the meeting, or (b) not later than the close of business on the tenth day following the date on which notice of the scheduled meeting was first mailed to the shareholders, if less than 40 days notice of the meeting is given by the Corporation. Shareholder nominations of directors must comply with the requirements of the Articles of Incorporation and Bylaws summarized above under “Board of Directors Meetings and Committees—Nominating Committee.”

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the 2012 annual meeting, other than the matters set forth herein. If any other business should properly come before the meeting, the proxy will be voted regarding the matter in accordance with the best judgment of the persons authorized in the proxy, and discretionary authority to do so is included in the proxy.

The cost of soliciting proxies will be borne by the Corporation. If requested, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.

The Annual Report of the Corporation for 2011 is included with this proxy statement. Copies of the report will also be available for all shareholders attending the annual meeting and can be obtained on our website at www.bankmbank.com.

THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION AND THE CORPORATION’S 2011 ANNUAL REPORT IS ALSO AVAILABLE AT WWW.BANKMBANK.COM AND WILL BE PROVIDED FREE TO SHAREHOLDERS UPON WRITTEN REQUEST. TO REQUEST A COPY, WRITE TO SHAREHOLDER RELATIONS DEPARTMENT, MACKINAC FINANCIAL CORPORATION, 130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN 49854.

Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

ANNEX I

ANNEX 1

MACKINAC FINANCIAL CORPORATION

2012 INCENTIVE COMPENSATION PLAN

(As adopted April 24, 2012, subject to shareholder approval)

A-i

A-ii

A-iii

ARTICLE 1

ESTABLISHMENT, PURPOSE, AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. On April 24, 2012, the Board of Directors of Mackinac Financial Corporation (the “Company”) adopted, subject to the approval of the Company’s shareholders, this incentive compensation plan known as the “Mackinac Financial Corporation 2012 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock and cash awards. If approved by the shareholders, the Plan would replace the North Country Financial Corporation 2000 Incentive Compensation Plan and no further awards would be made under such plan. Awards made under the North Country Financial Corporation 2000 Incentive Compensation Plan will continue to be governed by the terms of that plan.

1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Directors and Consultants of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Employees, Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.

1.3 DURATION OF THE PLAN. The Plan shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate or amend the Plan at any time pursuant to Article 15 herein, until the first to occur of the following: (a) all Shares reserved for issuance under the Plan are purchased or acquired according to the provisions herein, or (b) the tenth anniversary of the Effective Date of the Plan.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Annual Incentive Award” has the meaning specified in Section 9.1.

(b) “Award” includes, without limitation, Stock Appreciation Rights, Performance Share or Performance Unit Awards, Dividend or Dividend Equivalent Rights, Stock Awards, Restricted Stock or Restricted Stock Unit Awards, Cash Awards, Annual Incentive Awards or Other Incentive Awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s Stock, Performance Goals or other factors, all on a standalone, combination or tandem basis, as described in or granted under the Plan.

(c) “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(e) “Board” or “Board of Directors” means the Board of Directors of the Company.

(f) “Cash Award” has the meaning specified in Section 9.2(d).

(g) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), as a result of acquiring, or during any 12-month period having acquired, voting securities of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of 12 months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new Director, whose election by the Board or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation of (1) the sale or disposition of all or substantially all of the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation; or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the foregoing, if the payment of Stock or cash under an Award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” as defined in Treasury regulation 1.409A-3(i)(5).

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(i) “Committee” means the Mackinac Financial Corporation Compensation Committee. The Committee shall be appointed by the Board, shall consist solely of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3, (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the NASDAQ Global Select Market (or such other stock exchange on which the Stock is traded). Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy on the Committee.

(j) “Company” means Mackinac Financial Corporation, a Michigan corporation, or any successor thereto as provided in Article 17 herein.

(k) “Consultant” means any person, including an advisor (other than a person who is an Employee or Director), or any entity that renders services to the Company and/or a Subsidiary.

(l) “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(m) “Director” means a director of the Company or a Subsidiary, including for this purpose, any non-employee Subsidiary officer who serves as an affiliate director.

(n) “Disability” means totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to an Employee, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under the Plan which constitutes deferred compensation subject to Section 409A the Code would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of Treasury regulation 1.409A-3.

(o) “Dividend” or “Dividend Equivalent Rights” has the meaning specified in Section 9.2(a).

(p) “Effective Date” means the date the Plan is approved by the Company’s shareholders.

(q) “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or Director.

(r) “Excess Shares” has the meaning specified in Section 4.1(c)(ii).

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t) As used in the Plan (unless a different method of calculation is required by applicable law), “Fair Market Value” on or as of any date shall mean (i) the closing price of the Stock as reported by the NASDAQ Global Select Market (or, if the Stock is not listed for trading on the NASDAQ Global Select Market, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee to the extent consistent with the requirements of Section 409A.

(u) “Full Value Award Pool” has the meaning specified in Section 4.1(a).

(v) “Other Incentive Award” has the meaning specified in Section 9.2(e).

(w) “Participant” means an Employee, Director or Consultant who has been granted an Award under the Plan.

(x) “Performance-Based Award” means a Performance Share, Performance Unit or other Award under which the receipt of Shares or cash is conditioned upon the attainment of Performance Goals.

(y) “Performance Goals” means the objectives, determined by the Committee, which are to be satisfied or met during the applicable Period of Restriction or Performance Period, as the case may be, as a condition to a Participant’s receipt of Shares or cash with respect to a Performance-Based Award. Performance Goals shall be based on one or more of the following criteria: (i) return measures (including, but not limited to, total shareholder return, return on assets and return on equity), (ii) earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income), (iii) revenues, (iv) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense), (v) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, investments), (vi) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings), (vii) Fair Market Value of the Stock, or (viii) achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objectives established by the Committee. The criteria and objectives constituting Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The Performance Goals shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period or Period of Restriction which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee. Such performance criteria and objectives constituting the Performance Goals may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(z) “Performance Periods” has the meaning specified in Section 8.2.

(aa) “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 8 herein.

(bb) “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 8 herein.

(cc) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or receipt of Shares attributable to a Restricted Stock Unit is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 7 herein.

(dd) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ee) “Plan” means this Mackinac Financial Corporation 2012 Incentive Compensation Plan, as herein described and as may be amended from time to time.

(ff) “Predecessor Plan” means the North Country Financial Corporation 2000 Incentive Compensation Plan, as from time to time amended.

(gg) “Predecessor Plan Award” has the meaning specified in Section 4.1(a).

(hh) “Regulatory Requirements” has the meaning specified in Section 18.3.

(ii) “Replacement Award” has the meaning specified in Section 14.2.

(jj) “Replaced Award” has the meaning specified in Section 14.2.

(kk) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 7 herein.

(ll) “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 7 herein.

(mm) “Retirement” means separation from service as an Employee, Director or Consultant for any reason (other than death or under circumstances determined by the Company or a Subsidiary to constitute cause) on or after attaining the age and/or a combination of age and years of service with the Company and/or a Subsidiary, if any, provided by the Committee in the applicable Award Agreement or any amendment or modification thereof as constituting “Retirement” for purposes of such Award; and “Retired,” with respect to a Participant, means having incurred a separation from service under circumstances constituting a Retirement and remaining retired from the financial services industry, which for this purpose, shall mean such Participant does not, without the written consent of the Company, become an employee or director of, or a consultant or advisor or otherwise directly or indirectly provide services to, a financial services institution (other than the Company or a Subsidiary).

(nn) “Rule 16b-3” has the meaning specified in Section 3.6.

(oo) “Section 409A” has the meaning specified in Section 13.9.

(pp) “Stock” or “Shares” means the common stock of the Company, no par value per share.

(qq) “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 6 herein.

(rr) “Stock Award” has the meaning specified in Section 9.2(b).

(ss) “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

(tt) “TARP” has the meaning specified in Section 18.3.

2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1 AUTHORITY OF THE COMMITTEE.

(a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the authority to:

(i) Determine the Fair Market Value;

(ii) Select the persons to be granted Awards under the Plan;

(iii) Determine the terms, conditions, form and amount of Awards to be made to each person selected;

(iv) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(v) Establish objectives and conditions for earning Awards;

(vi) Determine the terms of each Award Agreement and, subject to Section 6.4, any amendments or modifications thereof;

(vii) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(viii) Determine if and when an Award may be deferred;

(ix) Determine whether the amount or payment of an Award should be reduced or eliminated;

(x) Determine the guidelines and/or procedures for the payment or exercise of Awards;

(xi) Accelerate the vesting of any Award;

(xii) Authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award by the Committee;

(xiii) Construe and interpret the terms of the Plan and any Award Agreements, correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan or any Award Agreement; and

(xiv) Make all other determinations and take all other actions described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or as otherwise permitted herein) may, without the consent of the person or persons entitled to exercise any outstanding Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2 DECISIONS BINDING. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3 DELEGATION OF CERTAIN RESPONSIBILITIES. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that except as provided below, the Committee may not delegate its authority to grant or amend Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4 PROCEDURES OF THE COMMITTEE. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at a meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation, as amended from time to time, and Michigan law for their services as directors of the Company.

3.5 AWARD AGREEMENTS. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

3.6 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act (“Rule 16b-3”).

ARTICLE 4

STOCK SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES.

(a) Subject to adjustment as provided in Section 4.2 herein, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed 182,848, plus the number of Shares previously authorized by the shareholders for issuance under the Predecessor Plan which, as of the Effective Date of the Plan have not been issued or are not subject to an outstanding award under the Predecessor Plan (such number of Shares referred to as the “Full Value Award Pool”); provided, however, that in no event shall the Full Value Award Pool exceed 575,000 Shares. Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If Shares subject to an outstanding Award under the Plan or to an award under the Predecessor Plan (a “Predecessor Plan Award”) are not issued, or are cancelled by reason of the failure to earn the Shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award or Predecessor Plan Award, then the Shares subject to such Award or Predecessor Plan Award shall, to the extent of such forfeiture or cancellation, again be available for Awards under the Plan. Shares shall not again be available if such Shares are surrendered or withheld as payment of either the exercise price or of withholding taxes in respect of an Award or a Predecessor Plan Award. The exercise or settlement of a SAR Award reduces the Shares available under the Plan by the total number of Shares to which the exercise or settlement of the SAR Award relates, not just the net amount of Shares actually issued upon exercise or settlement; Shares not issued upon exercise or settlement of such Award shall not again be available for Awards under the Plan. Awards settled solely in cash shall not reduce the number of Shares available for issuance under the Plan.

(b) Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under the Plan.

(c) Subject to adjustment as provided in Section 4.2 herein, the following limitations shall apply to Awards under the Plan:

(i) All of the Shares that may be issued under the Plan may be issued pursuant to SARs granted hereunder.

(ii) No more than 347,246 Shares may be issued with respect to Awards, other than SARs and Performance-Based Awards, which at the date of grant are scheduled to fully vest prior to three years from the date of grant (although such Awards may provide scheduled vesting earlier with respect to some of such shares).

(iii) The maximum number of Shares that may be covered by Awards granted under the Plan to any single Participant shall be 275,000 Shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (iii), if an Award, including, but not limited to SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in Shares or the amount of the payment to be made thereunder shall be determined by reference to the value of Shares, then such Award shall be counted in the year the Award is granted as covering the number of Shares set forth in the Award. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a Share cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such Share, the tandem Award right and Stock Appreciation Right with respect to each Share shall be counted as covering but one Share for purposes of applying the limitations of this paragraph (iii).

4.2 ADJUSTMENTS IN AUTHORIZED SHARES AND LIMITATIONS. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the grant price applicable to other Awards, the number of Shares provided in the limitations set forth in Section 4.1(c) above, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions, and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of Performance Periods. Any adjustment of any SARs under this Section 4.2 shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code and Section 1.409A-1(b)(5)(D) of the Treasury regulations promulgated under Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 15, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable. Notwithstanding the foregoing, in no event will this Section 4.2 apply to the transactions contemplated by that certain Securities Purchase Agreement dated as of March 27, 2012 by and between the Company and Steinhardt Capital Investors, LLLP.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and determine the nature and amount of each Award. No Employee, Director or Consultant shall have any right to be granted a subsequent Award under the Plan if previously granted an Award.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Employees, Directors and/or Consultants at any time and from time to time, at the discretion of the Committee. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

6.2 SAR AWARD AGREEMENT. Each grant of SARs shall be evidenced by an Award Agreement that shall specify the exercise price of such SAR (which shall at least equal the Fair Market Value of the Shares on the date of grant), the number of Shares to which the Award relates, the term of the Award, the method of settlement of the Award, and such other provisions as the Committee shall determine.

6.3 EXERCISE OF SARS. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in other Awards granted in tandem with such SARs.

6.4 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, the holder of such SAR shall be entitled to receive payment of an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a Share on the date of grant); by

(b) The number of Shares with respect to which the SAR is exercised.

Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an SAR is granted, the Committee shall have no authority to reduce the price fixed by the Committee at the date of grant pursuant to Section 6.4(a) above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

6.5 FORM OF PAYMENT. Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.4 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

6.6 DURATION OF SAR. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, that no SAR shall be exercisable after the tenth anniversary of the date of its grant.

6.7 TERMINATION OF EMPLOYMENT OR SERVICE. The disposition of SARs held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

6.8 NONTRANSFERABILITY OF SARS. Except as may be permitted by the Committee in the applicable Award Agreement or any amendment or modification thereof, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine.

7.2 TRANSFERABILITY. Except as provided in this Article 7, the Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

7.3 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any Shares of Restricted Stock or

Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, attainment of Performance Goals during the Period of Restriction, and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.

7.4 END OF PERIOD OF RESTRICTION. Except as otherwise provided in this Article, after the last day of the Period of Restriction, (a) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one Share with respect to each Restricted Stock Unit. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend or Dividend Equivalent Rights or interest during the deferral period.

7.5 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.

7.6 DIVIDENDS AND OTHER DISTRIBUTIONS TO HOLDERS OF RESTRICTED STOCK. Except as otherwise provided by the Committee in the applicable Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in cash, unless otherwise specified in the Award Agreement, such cash payments shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid, and shall be accumulated during the Period of Restriction and paid or forfeited when the Shares of Restricted Stock vest or are forfeited. In no event shall any cash dividend or distribution be paid later than 2 1/ 2 months after the end of the tax year in which the Period of Restriction ends.

7.7 DIVIDENDS AND OTHER DISTRIBUTIONS TO HOLDERS OF RESTRICTED STOCK UNITS. Except as otherwise provided by the Committee in the applicable Award Agreement, during the Period of Restriction, Participants holding Restricted Stock Units shall also be entitled to receive a Dividend or Dividend Equivalent Rights under which the Participant shall be entitled to receive payments or Shares equivalent to all dividends and other distributions paid with respect to Shares underlying an Award of Restricted Stock Units. Except as otherwise provided by the Committee in the applicable Award Agreement, the Dividend or Dividend Equivalent Rights shall be subject to the same restrictions as the related Restricted Stock Units, in which case, they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. In no event shall any Dividend or Dividend Equivalent Rights be paid or settled later than 2 1/2 months after the end of the tax year in which the Period of Restriction ends.

7.8 TERMINATION OF EMPLOYMENT OR SERVICE. The disposition of Restricted Stock and Restricted Stock Units held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

ARTICLE 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 GRANT OF PERFORMANCE UNITS OR PERFORMANCE SHARES. Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions thereof, including whether such award of Performance Units or Performance Shares, as the case may be, includes Dividend or Dividend Equivalent Rights.

8.2 VALUE OF PERFORMANCE UNITS AND PERFORMANCE SHARES. The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

8.3 PAYMENT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable Performance Goals have been satisfied to a particular extent.

8.4 FORM AND TIMING OF PAYMENT. The payment described in Section 8.3 herein shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. Dividends or Dividend Equivalents, if any, credited with respect to a Performance Unit or Performance Share Award shall not be payable to the Participant prior to payment, if any, described in Section 8.3. If any payment is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend or Dividend Equivalent Rights or interest during the deferral period.

8.5 TERMINATION OF EMPLOYMENT OR SERVICE. The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant’s employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

8.6 NONTRANSFERABILITY. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 9

ANNUAL AND OTHER INCENTIVE AWARDS

9.1 ANNUAL INCENTIVE AWARDS. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Annual Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award granted under this Section 9.1 shall provide that:

(a) Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of Performance Goals established pursuant to Section 8.2 above with respect to an applicable Performance Period, subject to the Committee’s authority to reduce, but not increase, such amount.

(b) The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $2,000,000.

(c) Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

9.2 GRANT OF OTHER INCENTIVE AWARDS. Other Incentive Awards may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. Such Awards may include, but are not limited to:

(a) Dividend or Dividend Equivalent Right. A right granted in connection with or by reference to a new or previously-granted Award which is a right to receive dividends or their equivalent in value in Stock, cash or in a combination of both with respect to any new or previously existing Award.

(b) Stock Award. An unrestricted transfer of ownership of Stock.

(c) Awards under Deferred Compensation or Similar Plans. The right to receive Stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Company.

(d) Cash Award. An award denominated in cash, subject to the achievement of Performance Goals during a Performance Period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

(e) Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 9.2.

9.3 TERMS OF OTHER INCENTIVE AWARDS. Other Incentive Awards may be made in tandem, with, in replacement of, or as alternatives to Awards under Articles 6, 7 or 8 of the Plan or of any other incentive or employee benefit plan of the Company or any of its subsidiaries. An Other Incentive Award may provide for payment in cash or in Stock or a combination thereof.

9.4 LIMITATIONS. The number of Shares covered by Other Incentive Awards granted under Section 9.2 to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(c)(iii) above. The maximum amount that may be earned under the Plan during any calendar year by a Participant with respect to all Other Incentive Awards described in Section 9.2 shall be $2,000,000. Any amount earned with respect to an Award for which performance is measured over a Performance Period greater than one year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

9.5 TERMINATION OF EMPLOYMENT OR SERVICE. The disposition of Annual Incentive Awards and Other Incentive Awards held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

ARTICLE 10

PERFORMANCE GOALS

For purposes of the Plan, including, but not limited to, Awards of Restricted Stock and Restricted Stock Units under Article 7 intended to be Performance-Based Awards, Performance Shares and Performance Units under Article 8, Annual Incentive Awards or other Awards under Articles 6, 7 or 9 intended to be Performance-Based Awards, Performance Goals shall be established by the Committee. In interpreting Plan provisions applicable to Performance Goals and Performance-Based Awards intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing the Performance Goals applicable to such Performance-Based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the Performance-Based Award shall be paid, vested or otherwise delivered solely as a function of attainment of the objective Performance Goals established by the Committee not later than 90 days after the Performance Period or Period of Restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed), and at a time when achievement of the Performance Goals is substantially uncertain. Prior to the payment to any Covered Employee of any compensation under such a Performance-Based Award, the Committee must certify in writing the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

ARTICLE 11

TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR OR CONSULTANT

11.1 EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. The disposition of each Award held by a Participant in the event of termination of employment or service as a Director or Consultant shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which disposition may differ from the provisions of Sections 11.2, 11.3 and 11.4 below. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 11.2, 11.3 or 11.4.

11.2 TERMINATION OF EMPLOYMENT OR SERVICE OTHER THAN DUE TO DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided by the Committee in the applicable Award Agreement, if the employment or service of a Participant shall terminate for any reason other than death, Disability or Retirement:

(a) Each SAR shall be immediately cancelled and terminated;

(b) Any shares of Restricted Stock or Restricted Stock Units, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c) All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

(d) No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

11.3 TERMINATION DUE TO DEATH OR DISABILITY. Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant is terminated by reason of death or Disability:

(a) Each SAR held by such Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the expiration date of the SAR;

(b) Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above, provided, however that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of termination due to death or Disability on such Award shall be determined applying the principles of Section 11.3(c) below as if such Award was a Performance Share Award;

(c) Each Performance Unit or Performance Share Award held by such Participant shall be deemed earned on a prorated basis and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(d) No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

11.4 TERMINATION OF EMPLOYMENT OR SERVICE DUE TO RETIREMENT. Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant terminates by reason of Retirement:

(a) Each SAR which is fully exercisable at the date of such termination shall continue to be exercisable until the earlier of (i) the expiration date of the SAR, or (ii) the date such Participant ceases to be Retired;

(b) Each SAR which is not fully exercisable at the date of such termination shall, to the extent then exercisable, continue to be exercisable, and to the extent not then exercisable shall, for so long as such Participant remains Retired, become exercisable in accordance with the terms of the Award Agreement as if such Participant’s employment or service had not terminated, and shall remain exercisable until the earlier of (i) the expiration date of the SAR, or (ii) the date such Participant ceases to be Retired;

(c) Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 hereof shall continue to apply and the Shares of Restricted Stock or Restricted Stock Units shall thereafter become free of restrictions and be freely transferable in accordance with the terms of the Award Agreement as if such Participant’s employment or service had not terminated; provided, however, that as of the date such Participant shall cease to be Retired, any shares of Restricted Stock or Restricted Stock Units still subject to restrictions shall be automatically forfeited and returned to the Company or cancelled, as applicable; and provided further, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Retirement on such Award shall be determined applying the principles of Section 11.4(d) below as if such Award was a Performance Share Award;

(d) Each Performance Unit or Performance Share Award held by such Participant shall be deemed earned on a prorated basis and a prorated payment based on such Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as determined by the Committee, shall, subject to any applicable six-month delay described in Section 13.9 below, be made at the time payments are made to Participants who did not terminate service during the Performance Period, provided that no payment shall be made unless the Participant has remained Retired through the date of such payment;

(e) No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee; and

(f) The disposition of any outstanding Award held by a Participant who dies while Retired shall be determined in accordance with Section  11.3 as if such Participant’s employment or service had been terminated by reason of death.

ARTICLE 12

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing or electronically with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13

RIGHTS OF PARTICIPANTS

13.1 EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director or Consultant at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director or Consultant of the Company or any of its Subsidiaries.

13.2 PARTICIPATION. No Employee, Director or Consultant shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

13.3 NO IMPLIED RIGHTS; RIGHTS ON TERMINATION OF SERVICE. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in the Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

13.4 NO RIGHT TO COMPANY ASSETS. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable Subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.

13.5 RIGHTS AS SHAREHOLDER; FRACTIONAL SHARES. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the Stock is uncertificated, references in the Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

13.6 ELECTION TO DEFER. To the extent provided by the Committee under the Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under the Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A.

13.7 OTHER RESTRICTIONS, LIMITATIONS AND CLAWBACK; COMPLIANCE WITH LAW, RULES AND REGULATIONS. The Committee may specify in an Award Agreement that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, delayed or deferred payment or holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to: (a) termination of employment for cause; (b) fraudulent, illegal or misconduct; (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to such Participant; (d) breach of any noncompetition, nonsolicitation, confidentiality, or other restrictive covenant that may apply to such Participant; (e) other conduct by such Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries; or (f) requirements of applicable laws, rules or regulations, including TARP (as provided in Section 18.3). If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting a Participant to the obligation to repay, and for the Company to recoup (clawback) incentive or other compensation, such Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rules or regulation.

13.8 UNCERTIFICATED SHARES. To the extent the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

13.9 COMPLIANCE WITH CODE SECTION 409A. The Plan is intended to comply, or be exempt from, the requirements of Section 409A, and shall be administered, construed and interpreted in a manner consistent with that intent. Notwithstanding the foregoing, no particular tax result for any Participant with respect to participation in the Plan or any Awards received thereunder is guaranteed, and Participants shall be solely responsible for any taxes, interest and penalties imposed as a result of Section 409A. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”) and any payments of such Award that would otherwise be payable upon a termination of employment or service shall not be payable until the Participant incurs a “separation from service” within the meaning of Treasury regulation 1.409A-1(h). Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to comply with, or be exempt from, Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, SARs, Shares of Restricted Stock and Annual Incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. Notwithstanding anything to the contrary contained herein, if a Participant is a “specified employee” (within the meaning of Section 409A and determined pursuant to any policies adopted by the Company consistent with Section 409A), at the time of the Participant’s separation from service and if any portion of the payments to be received by the Participant under the Plan (or in connection with an Award) as a result of the Participant’s separation from service would be considered deferred compensation under Section 409A, no such payments may be made before the date which is six months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. No interest shall accrue during such six-month period.

ARTICLE 14

CHANGE IN CONTROL

14.1 EFFECT OF CHANGE IN CONTROL OF THE COMPANY. Notwithstanding any other provision of the Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Article 14 shall apply in the event of a Change in Control.

14.2 CONDITIONAL VESTING. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 14.3 (a “Replacement Award”) is provided to a Participant pursuant to Section 4.2 to replace an outstanding Award (the “Replaced Award”):

(a) Each SAR then outstanding shall become fully vested and exercisable;

(b) Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above; provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Change in Control on such Award shall be determined applying the principles of Section 14.2(c) below as if such Award was a Performance Share Award;

(c) Each Performance Unit or Performance Share Award held by such Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant; and

(d) The treatment of any Annual Incentive Award or any Other Incentive Award shall be as determined by the Committee and reflected in the applicable Award Agreement.

14.3 REPLACEMENT AWARDS. An Award shall meet the conditions of this Section 14.3 (and hence qualify as a Replacement Award) if:

(a) It has a value at least equal to the value of the Replaced Award;

(b) It relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c) Its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 14.4).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 14.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

14.4 SEPARATION FROM SERVICE. Upon an involuntary separation from service of a Participant (other than for cause) occurring in connection with or during the period of two years after a Change in Control, all Replacement Awards held by the Participant to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 15

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN. The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:

(a) Except as provided in Section 4.2, increase the number of Shares which may be issued under the Plan;

(b) Expand the types of Awards available to Participants under the Plan;

(c) Materially expand the class of persons eligible to participate in the Plan;

(d) Delete or limit the provisions in Sections 6.4 prohibiting the repricing of SARs, or, except as provided under Section 4.2, reduce the grant date price applicable to an SAR; or

(e) Extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company’s shareholders if such approval is required under (i) the rules and regulations of the NASDAQ Global Select Market or another national exchange on which the Stock is then listed, or (ii) other applicable law, rules or regulations.

15.2 AMENDMENT OR MODIFICATION OF AWARDS. The Committee may amend or modify any outstanding Awards in any manner to the extent the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

15.3 EFFECT ON OUTSTANDING AWARDS. No such amendment, modification or termination of the Plan pursuant to Section 15.1 above, or amendment or modification of an Award pursuant to Section 15.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

ARTICLE 16

WITHHOLDING

16.1 TAX WITHHOLDING. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s obligations under the Federal Insurance Contributions Act) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

16.2 STOCK DELIVERY OR WITHHOLDING. With respect to withholding required upon the exercise of SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may provide that the withholding requirement be satisfied, or may permit Participants to elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a value on the date the tax is to be determined equal to the minimum total statutory tax withholding requirement imposed on the transaction. All such Participant elections shall be made in writing or electronically and shall be subject to any procedures, restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18

REQUIREMENTS OF LAW

18.1 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan, without regard to its principles of conflicts of laws.

18.3 TARP AND OTHER REGULATORY REQUIREMENTS. Anything in the Plan or an Award Agreement to the contrary notwithstanding, it is intended that, to the extent required, the Plan and the Awards granted hereunder comply with the requirements of the TARP Capital Purchase Program (and applicable regulations issued thereunder) (“TARP”) and with any similar legislative or regulatory limitations or requirements which may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, provisions requiring that the Company recover (claw-back) bonus and incentive compensation to in certain circumstances, and provisions precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company and a Participant. The application of this Section 18.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and the Awards granted hereunder to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 18.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provisions hereof and thereof before giving effect to the provisions of this Section 18.3 or the Regulatory Requirements.

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MACKINAC FINANCIAL CORPORATION	For	With- hold	For All Except

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints Paul D. Tobias and Kelly W. George, or either of them, with power of substitution in each, proxies to vote, as designated hereon, all of the undersigned’s shares of Common Stock of MACKINAC FINANCIAL CORPORATION, at the Annual Meeting of Shareholders to be held at The Townsend Hotel, 100 Townsend Street, Birmingham, MI 48009, on May 22, 2012, at 11:00 a.m., EDT and any and all adjournments thereof:				1.	Election of three (3) Directors (except as marked to the contrary below):	☐	☐	☐
Walter J. Aspatore Robert H. Orley Randolph C. Paschke
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided.

				2.	A PROPOSAL TO APPROVE IN A NON-BINDING ADVISORY VOTE THE CORPORATION’S COMPENSATION OF EXECUTIVES, AS DISCLOSED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING.	For ☐	Against ☐	Abstain ☐
						For	Against	Abstain
				3.	TO RATIFY THE APPOINTMENT OF PLANTE MORAN, PLLC AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2012	☐	☐	☐
						For	Against	Abstain
				4.	TO APPROVE THE MACKINAC FINANCIAL CORPORATION 2012 INCENTIVE COMPENSATION PLAN	☐	☐	☐

				5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote “FOR” the nominees listed above and “FOR” proposals 2, 3 and 4.
Please be sure to date and sign this proxy card in the box below.			Date	Properly executed proxies will be voted as marked and, if not marked, will be voted “FOR” all proposals.
	Sign above	Co-holder (if any) sign above

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at:

Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly both owners must sign.

Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016-3572
x								y

Ã Detach above card, sign, date and mail in postage paid envelope provided. Ã

MACKINAC FINANCIAL CORPORATION

130 SOUTH CEDAR STREET

MANISTIQUE, MICHIGAN 49854

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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